As filed with the Securities and Exchange Commission on July 28, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chesapeake Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	80-0534394
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 NW Grand Boulevard

Oklahoma City, Oklahoma 73118

(405) 935-1500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

J. Mike Stice

777 NW Grand Boulevard

Oklahoma City, Oklahoma 73118

(405) 935-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area

Code, of Agent for Service)

Copies to:

D. Alan Beck, Jr. Alan P. Baden Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common units representing limited partner interests	24,437,500	$21.00	$513,187,500	$36,591

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Based upon the public offering price.
(3)	The Registrant has previously paid $24,599 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-164905) filed on February 16, 2010 and $10,250 in connection with the filing of Amendment No. 3 to such Registration Statement on May 24, 2010.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Chesapeake Midstream Partners, L.P., a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-164905), initially filed by Chesapeake Midstream Partners, L.P. with the Securities and Exchange Commission on February 16, 2010, as amended by Amendment No. 1 thereto filed on April 9, 2010, Amendment No. 2 thereto filed on April 22, 2010, Amendment No. 3 thereto filed on May 24, 2010, Amendment No. 4 thereto filed on July 2, 2010, Amendment No. 5 thereto filed on July 20, 2010, Amendment No. 6 thereto filed on July 21, 2010 and Amendment No. 7 thereto filed on July 26, 2010, and which was declared effective on July 28, 2010, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Part II

Information not required in Prospectus

ITEM 16.	EXHIBITS.

a. Exhibits

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
23.1	—	Consent of PricewaterhouseCoopers
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-164905) initially filed with the Securities and Exchange Commission on February 16, 2010 and incorporated by reference herein).

b. Financial Statement Schedules

None.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on July 28, 2010.

Chesapeake Midstream Partners, L.P.

By:	Chesapeake Midstream GP, L.L.C., its general partner

By:	/s/ J. MIKE STICE
Name:	J. Mike Stice
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ J. MIKE STICE J. Mike Stice	Chief Executive Officer (Principal Executive Officer)	July 28, 2010

/s/ DAVID C. SHIELS David C. Shiels	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2010

* Matthew C. Harris	Director	July 28, 2010

* Aubrey K. McClendon	Director	July 28, 2010

* Marcus C. Rowland	Director	July 28, 2010

* William A. Woodburn	Director	July 28, 2010

*By:	/s/ J. MIKE STICE
J. Mike Stice, Attorney-in-Fact

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a. Exhibits

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
23.1	—	Consent of PricewaterhouseCoopers
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-164905) initially filed with the Securities and Exchange Commission on February 16, 2010 and incorporated by reference herein).

b. Financial Statement Schedules

None.

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